Conference Call	April 27

Good day everyone, welcome to the Surna earnings conference call. At this time, all participants are in a listen-only mode. Later, we will be answering questions previously submitted via email as well as taking some real time questions from Twitter.

This call is being recorded. I would now like to introduce your host for todays’ conference call, David Traylor, Chief Business Officer. David.

David Traylor: Welcome, thank you for joining.

Today on the call we have Tae Darnell, Principle Executive Officer; Doug McKinnon, Chief Financial Officer; and Bryon Jorgenson, Chief Operating Officer.

We will begin with approximately 10 minutes of prepared remarks followed by questions and answers.

We will be answering questions submitted to us prior to the call via email as well as questions submitted to us real time via Twitter directed toward @surnainc or marked with the hash tag Surna Conf Call. (#surnaconfcall)

A transcript of this call will be provided on our website for reference later this week

So let’s get into the forward-looking statements. You can find these at the bottom of every press release, but statements in this interview may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions as they relate to the company or its management identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the company’s business, based in part on assumptions made by management.

These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and probably will differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Surna’s filings with the Securities and Exchange Commission.

In addition, such statements could be affected by risks and uncertainties related to Surna’s product demand, market and customer acceptance of its equipment and other goods, ability to obtain financing to expand its operations, ability to attract qualified personnel, competition, pricing, and development difficulties, and general industry and market conditions and growth rates, and general economic conditions.

Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events and/or circumstances after the date of this release or interview.

The use, possession, cultivation, and distribution of cannabis is prohibited by federal law. This includes medical and recreational marijuana. Although certain states have legalized medical and recreational cannabis, companies and individuals involved in the sector are still at risk of being prosecuted by federal authorities. Further, the landscape in the cannabis industry changes rapidly. What was the law last week is not the law today and what is the law today may not be the law next week. This means that at any time the city, county, or state where cannabis is permitted can change the current laws and/or the federal government can supersede those laws and take prosecutorial action. Given the uncertain legal nature of the cannabis industry, it is imperative that investors understand that the cannabis industry is a high-risk investment. A change in the current laws or enforcement policy can negatively affect the status and operation of our business; require additional fees, stricter operational guidelines and unanticipated shutdowns.

With that, I would like to introduce Tae Darnell, Surna’s Principle Executive Officer.

Tae Darnell: Thank you, David. And I’d like to welcome all of you on this call, thank you for being shareholders or interested investors. It’s an incredibly exciting time to be assisting this dynamic company in execution on this next phase of development.

I’ll start with some of the basics, and the basics start with: What is Surna? Surna is an infrastructure technology company. Our current emphasis is in the cannabis sector. However, we do believe in the future those market segments will brought. We currently though, provide technology specifically controlled environment agriculture, again currently focused on the cannabis sector.

So why is that relevant? With in this sector there is a profound cost of electricity, and the footprint is having a significant impact on the cost of production and the economic goals of businesses associated there too. Our tech is designed, not only to greatly reduce the cost of production, but increase your yield with in that dynamic. The cannabis plant requires specific conditions. 50% humidity, 78 degrees, and the plant need three basic things: It needs air, it needs light, and it needs a medium to grow with in.

Our current focus is providing the ideal and perfect environment for that plant. The keystone product that the Surna platform is built upon is a liquid cooled platform. TO dumb that down a little, what the liquid cooled platform enables one to do is to cool your environment more efficiently and remove heat more efficiently. It’s effectively an HVAC system, however we use water, rather than air.

This platform is one that’s evolved under Surna management to one where we’ve been able to commercialize it. We took what hydro-innovations introduced in 2007 and has developed of the course of years, and have brought it into a scale that accommodates the commercialization of this sector. And with in that platform, we are growing and expanding outside of that to further increase efficiency.

Over the last year, Surna has grown from a staff of four people to over 35. We now have 10 engineers on staff full time. To give you an idea of the sophistication of our technology, our VP of engineering developed the thermal dynamics on the Mars Rover. So we take the effect of our technology very seriously. We have nine patent applications currently placed with the USPTO with intentions to expand that around the world. And we envision significantly more potential IP on the horizon.

Surna was really built around the idea that with world-class management and a team that has years of experience. Not only within the cannabis sector, but within the technology sector we have the capability to execute on a plan that we think will be the ultimate picks and shovel play in this sector. So Surna very much envisions itself being the technology equipment provider for this sector moving forward and into the future. And we’ll cover more of our technologies as we move forward. But you should know, in addition to the liquid-cooled platform, we are in the beta phase of a liquid-cooled light reflector. These reflectors have incredibly positive results, again that will be covered later in the conversation. And we are also in the early and initial phases of development of a hybrid building. What the hybrid building does is enable you to capture the benefits of the sun and create a controlled environment within your grow environment. More to that later, but for now I will pass this over to Doug McKinnon, our CFO who will dig into the recently released 10K and the accompanying financials.

Doug McKinnon: Thank you, Tae. And thank you everyone for joining the call. I appreciate your time and we’ll try to make this reasonably brief.

For the year ended December 31, 2014, the Company had gross revenues of $1,838,912 and on a combined proforma basis with Hydro Innovations it had gross revenues of $2,488,837. Let me explain a little bit about what that means. We acquired Hydro Innovations effective July 1st of 2014. So the primary financial statement of 1.8 million contain the consolidated results of operation for Surna as well as the operation of Hydro for the period of July through the end of December.

The proforma gives the effect of a consolidated Hydro and Surna as if we had, the acquisition was effective on the 1st, so that’s a combined proforma and the gross numbers for $2,488,837.

Another item I want to talk about with respect to revenue is, the way that we recognize revenue. It’s important because it affects our balance sheet. We recognize revenues through the sales of manufactured products, and we record the sales when the products are shipped or delivered, and title passes to the customer. So, as a result, in the 4th quarter we have $408,000 contracts signed, of which we have received deposits, and we are in the process of manufacturing equipment, but because we didn’t meet all the criteria for revenue recognition we had to differ $408,000 into 2015.

The net loss for the year and combined and proforma base were $2,991,969 and $3,263,320, respectively.

As Tae Mentioned before, we are a tech company and we are moving forward with technology and as a result, Surna spent $319,430 on research and development.

In addition trying to advance our products and brand recognition we spent $240,784 for the year ending in 2014.

G&A (general and administrative) expenses were $2,936,244, (listed in script as $2636244) and included in there is a one-time non-cash, non-recurring expense of $1,330,000.

We finished the year with a fairy strong balance sheet that included current assets, or liquid assets of cash of $689,000. Accounts receivable at $394,000, Inventory and pre-paid expenses of $321,000, so we have liquid assets of over $1,400,000 at 12/31/2014. At that same time we had trade payables of $412,000 and we had payable to or advances from shareholders $303,672. The other liabilities that we have reflected on the balance sheet are really a result of the issuance and convertible debt that we did during the year.

During the 2014, the Company conducted two private placements. One of which was for a combined total was $2,961,000. And additionally subsequent to that we also collected another $911,000. But these convertible instruments were deemed to be or have converted or embedded conversion features and derivatives, and as a result, the company had to report $847,000 as a derivative liability conversion feature, and $304,000 as derivative liability on the warrants. Now we use the Black-Sholes-Merton pricing model to value these, to distribute these derivative instruments. And these derivative instruments reflect the balance sheet because these are marked to market at the end of each reporting period; the differences then are run through the income statement. So you’ll see some kind of funny fluctuations on the income statement if you start taking a look at these. In a capsule, that’s what the financials look like. And I’ll turn it over to Bryon.

Bryon Jorgenson: Thank you, Doug.

Good afternoon everyone.

As you’ve just heard from Doug’s overview, Surna had experienced extraordinary growth in sales and shipments in 2014 and that momentum has continued into 2015.

While much of the sales growth was in Colorado and Washington State, we had established a significant foothold in Nevada and continued to distribute to all other states and Canadian provinces where licensed cannabis grows are allowed by State and other local regulations.

So, a significant investment was needed and was made in staffing and supply-chain development. In particular, as Tae had mentioned, our staff has grown from four people to over 35 employees and this represented key hires in sales, engineering, production, supply-chain, field installation, accounting/finance, and general management. Essentially we just scaled up the business across the board to stay in lockstep with our growing demand.

In addition to that we established a number of key supplier relationships were set both domestic partners and overseas partners to ensure that we had the best quality suppliers positioned, and with the capacity to support our expanding customer base.

So as we’ve moved into 2015, our sales growth continues to be strong and we expect that we’ll need additional staff in the areas of production, field installation, and project engineering as well as in sales, technical-support, & customer service. So as a result, as we are moving along we are balancing our staff additions through utilization of experienced contractors, temporary workers, and where appropriate, we are making strategic hires to fill with long term employment.

In particular, also which is a great benefit for the bottom-line of the business as we are growing, we are able to switch from a built to order manufacturing batch production operation to more of a continuous production model. And as we do this, this will provide a much smoother supply chain from our suppliers, and allows us to manage our production to have better efficiencies, implement lean manufacturing technologies and processes, and also gives us a good platform to scale our operations as our growth continues to grow as we expect it to happen from quarter to quarter.

So moving forward into the remainder of 2015, what we are expecting to do is continue to expand our liquid-cooling platform revenue, which includes our core-technology chillers, air handlers, dehumidifiers, as well as the other ancillary accessories that go with those. But also we expect to effectively monetize our new product technologies, which includes our water and air cooled Reflector, which as Tae mentioned is currently in beta testing at our several of our key customers. Frankly, our initial feedback from those key beta customers has been very positive, and we’re really looking forward to a successful commercial launch which should occur later on this year.

In addition to our active product testing in beta we are also working on other new technologies, both through internal and external resources to innovate on other related products that fit the cannabis market segment. One of our primary products that we currently have in the pipeline is our new hybrid building. It provides the benefit of the efficiencies of an indoor, of a greenhouse grow, but it also had the security and environmental controls that in indoor grow benefits from. So along with that we have other outstanding new technologies concepts that are on the drawing board, they’re in our pipeline. We are also working on other strategic alliances and collaborations with other companies.

We should be able to share with you in the coming quarters and throughout the year, various press releases will announce what we have, substantial information to share on those other new product technologies. One thing that’s really exciting for us is, as we are beginning to develop traction in our operations, and we have scalability, we’re now able to take advantage of the fact that the core Surna technologies are applicable to many other market segments beyond cannabis. And it is our intent to begin to explore and to serve other markets, which can include: organic produce, high-density herbal horticultural operations, flower operations with environmentally sensitive flower varieties. And in addition to that we see a great potential in areas that include micro-breweries, small data centers and other specialty process manufacturing operations that require high density cooling, high efficiency cooling.

So we already have active customers in some of these segments that I’ve already mentioned in addition to cannabis; and as our production capacity expands this year, we will be able to progressively start to pursue the other market opportunities that are available to us. That just gives us a very nice broad ability to grow the business and have multi-segment revenue. So with that I’ll turn it over to Tae for a recap of our discussion

Tae Darnell: And thanks Doug and Bryon, for the record everybody, the Bryon that was speaking there was Byron Jorgenson, our COO, and proceeding him was Doug McKinnon our CFO. Before we get to questions I just wanted to quick summarize what we’ve communicated with you:

Surna’s sales and deliveries have grown significantly throughout last year and based on the market we see, and based on the expansion of cannabis states across the country, and also as Canada expands we expect that trend to continue. And for us it’s been really critical to have an excellent management team and staff that are diligently available to serve, not only our customers’ needs as this expansion in the market occurs, but also to effectively communicate that message to our investors and create a dynamic that enables our investors to see what’s happening at Surna.

The future for Surna is incredibly promising. We feel like this last year has been one of execution on our new product and technologies programs and this has been enabling us to expand our reach into what we see as an incredibly diverse marketplace. The technology we’re bringing to market is light years ahead of what’s been out there, and we think the market can expect to see more of that from Surna as we continue to evolve and capitalize on the opportunity that exists.

With that, we’d like to conclude the presentation as it stands, but we are going to address questions that have come to us over the last few days via email and several that have come on Twitter. For this portion of our call, I’m going to turn the call over to David Traylor Chief Business Officer and we will address some of the questions for you.

David Traylor: Thank you Tae, Doug, and Bryon. Ladies and gentlemen, at this time we will be answering questions as Tae indicated, which were submitted to Surna by current or potential shareholders via email or twitter.

The first question is What is revenue estimates for 2015?

Doug McKinnon: It’s safe to say at this point we’re not really providing any guidance for our estimated 2015 numbers. We are looking to see what kind of information we can give out to the public at this point in time, but no revenue estimates are available at this time.

David Traylor: Thanks Doug. Another related question: why was the 10K filing late?

Doug McKinnon: It was a combination of a lot of things. We had a management transition. We were a growing start-up company. And third and probably primary is we wanted to be very careful and concise with our interactions with the SEC. Especially in this transition going from a former operations at Surna into the new operation of Surna, and especially into the cannabis field. Now the next question with the lead on would be: Are we going to be timely on the 10Q? And it is our intent to file timely.

David Traylor: Thank you Doug. The next question: Why isn’t Bryon coming on as CEO as previously stated in the press release?

Tae Darnell: And I’ll answer this one. This is Tae Darnell. The answer to that question is, it’s not really a matter of why, but where Surna sits today, and doing what’s best for the company. And this again comes down to the growth of our business and the technology infrastructure. And due to the rapid growth of Surna and where we sit, Bryon staying as COO longer than originally planned to ensure we have the operational success and dynamic that we need to execute on that. So as both the Principal Executive and Board Member, I’ll be leading kind of a public external aspects of Surna, while Bryon focuses on preparing all the other internal business functions for the next level in growth. As we sit today, over the next few months as Principal I want to assist and help the establishment of expanded board of directors, ideally that will include independent board members, will enhance our corporate governance processes, and secure the potential, if needed, for external funding programs to support Surna’s growth within the sector and again potentially into other market segments. The board and the key corporate advisers feel like for the next several months that we need significant attention both on the areas of drive and the business execution and the corporate governance. And Bryon’s background is one that he comes from the medical device industry; he’s done an incredible job at Surna since he’s been here in building our team, building our manufacturing efficiencies. We felt it’s most important right now as a team to maintain the status quo and stay the course. I’ve been involved with as siting Tom through this process since the beginning. By keeping it as it sits today, nobody has to deviate focus from what they are already doing.

David Traylor: Thank you Tae. Why did Tom Bollock leave Surna and what can you give us as insight to what you will do with his shares?

Tae Darnell: I think it’s important that we are clear that Tom’s separation from Surna was his sole decision. It’s predicated by private factors which we feel would be best articulated by Tom when he feels the time is appropriate. More importantly I think high level, the separation is an amicable one and Tom continues to support Surna not only as a shareholder, but as an industry advocate. Again, among Tom’s professional considerations was that he’s an entrepreneur and a visionary. He did a great job of leading the start-up team to form a cohesive direction, and also brought vision. But with that initial innovative foundation achieved, Surna is really focused on driving beyond the entrepreneurial state, and really into the structured business execution and further refinement of our vision into a multi-year, multi- segment strategic plan. And within that, we think that we’ve got the right team, the right business leadership with really a different skill set, one that I think is more appropriate to where Surna sits today. Within that, I think it’s critical to remember that Surna’s vision and mission was developed but the Surna team. And today is a solid representation of what it was a year ago. We are headed in the same direction, our direction remains the same. The management team at Surna is incredibly thankful for Tom’s efforts. He was greatly helpful in facilitating our foundation. But within this company we are incredibly excited and look forward to the evolution of this company as an industry leader. And in the technological development and delivery of what this industry deserves.

With regard to Tom’s shares, we’re in friendly, constant communication with Tom to finalize the best mechanism regarding his shares going forward.

David Traylor: Thanks Tae. The next question: Why did you take on the dilute of debt last year? And was non-dilute of debt not possible?

Doug McKinnon: Well, I can answer the second part very easily. The non-diluted debt was really not possible at that point in time. We were really in a start-up phase when we took over the operations of Surna. We are moving from operation environment to another operating environment. We had limited operating history with respect to the enterprise, so those factors considered, it was very difficult for us to get anything other than a convertible debt. We are looking at different alternatives as we move forward. And I’m not a fan of convertible debt, but you take what you get.

David Traylor: Thanks Doug. The next question: What about Agrisoft? Is the Deal likely to close?

Tae Darnell: I’ll answer that one. The Agrisoft transition is still in diligence. So we can’t really discuss it outside of that. I think, whether it closes or not, the big picture is really that Surna continues to evolve its focus on technology and infrastructure. And with in that, that includes the idea of monitoring systems and recurring revenue streams. So that mission is very much alive.

David Traylor: Thanks Tae. Next question: What results have you seen from the beta testing of your reflector?

Bryon Jorgenson: This is Bryon, I’ll take that. So as I mentioned earlier, our initial results from our key customers is quite promising. In fact it’s appearing that the reflector may result in a more efficient delivery of light to the grow cannabis that we originally calculated, which is going to have many full benefits both in yield productivity for the growers and also improve the energy efficiency over all. We are very encouraged by the results so far, and as our key customers finish their beta testing, which requires the entire length of a grow cycle, we have a few more months left in that grow cycle to get the final results on the performance of our lights, but we’re very encouraged and very excited about how this product is going to effect the market place.

David Traylor: Thanks Bryon, and related question: What are your plans for development within the industry?

Bryon Jorgenson: Yep, Bryon again. So we are going to continue to leverage our technological advantage we have in providing energy efficiency. Whether it’s through improved efficiency cooling systems, or methodologies to remove heat from environments before it has to be re-conditioned. So we’ve got our target on really, really providing good solutions, valuable solutions to our customers to reduce their energy and other resource footprint in the industry. And I think that’s going to be good for both the growers and those who need to provide energy, power and the structure to support that.

David Traylor: Thank you Bryon. And our final question: Who is your competition?

Bryon Jorgenson: That’s a great question David. And I appreciate the individuals who brought up this question. It’s an unusual market in that we don’t necessarily have any direct competitors that really approach the market in the same way that we do. Primarily our competitors are local heating, ventilation and air conditioning companies and mechanical contractors. But frankly very, very few of these local companies focus on cannabis. They have a very broad spectrum and one major advantage that we bring to the market place is that we have engineers, and we have garden and grow experts, who can provide more than just hardware solutions to our customers. We can provide the entire how-to as well as what to use to make their grows the most efficient as possible.

Katie O’Block: Excellent, well thank you so much ladies and gentlemen, for joining us today, for your time and participation. We really appreciate you submitting questions and giving us a chance to speak very candidly.

To receive future company updates, including announcement of future conference calls, make sure to sign up for our newsletter, you can visit Surna.com and click on Investor Relations, there’s a sign up box at the top of that page.

This concludes today’s call. You may disconnect. Have a wonderful afternoon, and we will be providing the transcript later this week on the website. Thank you.